UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 OR 15(d)

of The Securities Exchange Act of 1934

May 26, 2020

Date of Report (date of earliest event reported)

S&T BANCORP, INC.

(Exact name of registrant as specified in its charter)

Pennsylvania	0-12508	25-1434426
(State or other jurisdiction of incorporation or organization)	(Commission File Number)	(I.R.S. Employer Identification No.)

800 Philadelphia Street Indiana PA	15701
(Address of Principal Executive Offices)	(Zip Code)

(800) 325-2265

Registrant’s telephone number, including area code

(Not applicable)

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, $2.50 par value	STBA	The NASDAQ Stock Market LLC

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company  ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☐

Item 7.01	Regulation FD Disclosure

S&T Bancorp Inc. (“S&T”) and S&T Bank, a direct wholly-owned subsidiary of S&T, have become aware of a check kiting scheme conducted by a business customer, which resulted in returned deposits totaling approximately $59 million. The ultimate financial impact could be lower and will depend, in part, on S&T’s success in its efforts to recover the funds. The Board of Directors of S&T has retained independent outside counsel to conduct an internal review concerning this matter. In addition, S&T has reported these events to appropriate law enforcement and regulatory authorities. Based on S&T’s investigation to date, S&T believes this incident involves a single business relationship.

S&T also expects that it may incur a credit loss arising from a loan agreement and line of credit with this business customer. S&T believes that the parent company of the business customer has engaged a restructuring agent. S&T’s total credit loss exposure is $15.1 million, of which $14.3 million is a loan secured by a mortgage on commercial real estate and the remaining $750 thousand is a line of credit secured by a lien on business assets. S&T is continuing to evaluate the potential credit loss.

S&T plans to pursue all available sources of recovery and other means of mitigating the potential losses.

The information contained in this Form 8-K provided under Item 7.01 is being furnished and shall not be deemed to be “filed” for purposes of Section 18 of the Securities Exchange Act of 1934 (the “Exchange Act”), or otherwise subject to the liability of such section, nor shall it be deemed incorporated by reference in any filing of S&T under the Securities Act of 1933, as amended (the “Securities Act”) or the Exchange Act, unless expressly incorporated by specific reference in such filing.

Forward-Looking Statements

Information in this Form 8-K contains certain forward-looking statements within the meaning of Section 21E of the Exchange Act, and Section 27A of the Securities Act. Forward-looking statements generally relate to losses, impact of events, financial condition, plans, objectives, outlook for earnings, revenues, expenses, capital and liquidity levels and ratios, asset levels, asset quality, financial position, and other matters regarding or affecting S&T and its future business and operations. Forward-looking statements are typically identified by words or phrases such as “will likely result”, “expect”, “plan”, “believe”, “estimate”, “anticipate”, “strategy”, “trend”, “forecast”, “outlook”, “project”, “intend”, “assume”, “outcome”, “continue”, “remain”, “potential”, “opportunity”, “comfortable”, “current”, “position”, “maintain”, “sustain”, “seek”, “achieve” and variations of such words and similar expressions, or future or conditional verbs such as will, would, should, could or may. Although we believe the assumptions upon which these forward-looking statements are based are reasonable, any of these assumptions could prove to be inaccurate and the forward-looking statements based on these assumptions could be incorrect. The matters discussed in these forward-looking statements are subject to various risks, uncertainties and other factors that could cause actual results and trends to differ materially from those made, projected, or implied in or by the forward-looking statements depending on a variety of uncertainties or other factors including, but not limited to, S&T’s ability to recover part or all of the losses described above, the impact of the losses on S&T’s results of operations and financial condition, the results of the investigation, the impact of any material weaknesses in controls and procedures, any impact from the COVID-19 pandemic, and a variety of uncertainties or other factors described in S&T’s Annual Report on Form 10-K for the year ended December 31, 2019, S&T’s Quarterly Report on Form 10-Q for the period ended March 31, 2020 or included in any subsequent filing by S&T with the Securities and Exchange Commission. Forward-looking statements are based on beliefs and assumptions using information available at the time the statements are made. We caution you not to unduly rely on forward-looking statements because the assumptions, beliefs, expectations and projections about future events may, and often do, differ materially from actual results. Any forward-looking statement speaks only as to the date on which it is made, and we undertake no obligation to update any forward-looking statement to reflect developments occurring after the statement is made.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

S&T Bancorp, Inc.

/s/ Mark Kochvar
May 26, 2020	Mark Kochvar Senior Executive Vice President, Chief Financial Officer